EXHIBIT 4.4
                                        Form of Fixed Rate Note


          [Unless this certificate is presented by an autho-rized representative of The Depository Trust Company, a New York corporation, to the issuer or its agent for registration of transfer or exchange or for payment, and any certificate issued is registered in the name of Cede & Co. (or in such other name as may be requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONG-FUL since the registered owner hereof, Cede & Co., has an interest herein.

          Unless and until this certificate is exchanged in whole or in part for Securities in certificated form, this cer-tificate may not be transferred except as a whole by The Depos-itory Trust Company to a nominee thereof or by a nominee thereof to The Depository Trust Company or another nominee of The Depository Trust Company or by The Depository Trust Company or any nominee to a successor depositary or a nominee of such successor depositary.]*


NO. FX - ______                         PRINCIPAL AMOUNT $_____
                                                   CUSIP ______
                    CPC INTERNATIONAL INC.
                  MEDIUM-TERM NOTE, SERIES D
                          (FIXED RATE)

         Due More Than Nine Months from Date of Issue

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXI-MATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES

Issue Price:                            Original Issue Date:

Interest Rate:                          Stated Maturity:

Specified Currency:
     (If other than U.S. Dollars, see attached)


_________________________
*     Include only if this Note is a global security.

                                                                  ___      ___
Option to Receive Payments in Specified Currency: Yes /__/              No /__/
        (Applicable only if Specified Currency is other than U.S. dollars)



      Authorized Denominations:
        (Applicable only if (i) other than US $1,000 or (ii) Specified
         Currency is other than U.S. dollars)
                             ___      ___
Optional Redemption:    Yes /__/  No /__/

      Initial Redemption Date:

Redemption Price:

      ___
    /__/          The Redemption Price shall initially be    % of
                  the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption
                  Date by    % of the principal amount to be redeemed until
                  the Redemption Price is 100% of such principal amount; provided, however, that if this Note is a Discount Note, the Redemption Price shall be the Amortized Face Amount of the principal amount to be redeemed.

      ___
    /__/          Other:

                          ___            ___
Optional Repayment:           /__/  Yes         /__/  No

      Optional Repayment Dates:

      Optional Repayment Prices:

                   ___          ___
Discount Note:    /__/  Yes    /__/  No

      Total Amount of OID:

      Yield to Maturity:

      Initial Accrual Period OID:
                ___                                 ___
Indexed Note:  /__/  Yes (see attached addendum)   /__/  No

                   ___                                ___
Amortizing Note:  /__/  Yes (see attached addendum)  /__/  No

Exchange Rate Agent:

Calculation Agent:

            CPC INTERNATIONAL INC., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received hereby promises to pay or registered assigns, the principal sum of
                on the Stated Maturity shown above and to pay accrued interest on said principal sum at the Interest Rate shown above from the Original Issue Date shown above or from the most recent date to which interest has been paid or duly provided for, [semiannually in arrears on May 15 and November 15] of each year (each, an "Interest Payment Date") and at Maturity, until said principal sum is paid or duly provided for in accordance with the terms hereof. Interest on this Note, if any, will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which, in the case of any Interest Payment Date shall be the date (whether or not a Business Day) fifteen calendar days immediately preceding such Interest Payment Date; provided, however, in the case of interest payable at Maturity, such interest shall be payable to the Person to whom the principal of such Note is payable. Notwithstanding the foregoing, if this Note is issued between a Regular Record Date and the related Interest Payment Date, the interest so payable for the period from the Original Issue Date to such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the registered Holder hereof on the related Regular Record Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder hereof on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. For purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in (i) The City of New York or (ii) if the Specified Currency shown above (as defined below) is other than U.S. dollars, the principal financial center of the country issuing such Specified Currency (which, in the case of the European Currency Unit ("ECU"), shall be Brussels, Belgium).

            The principal hereof and any premium and interest hereon are payable by the Company in the Specified Currency shown above. If the Specified Currency shown above is other than U.S. dollars, the Company will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof. The Holder hereof may, if so indicated above, elect to receive all payments in respect hereof in the Specified Currency by delivery of a written notice to the Trustee not later than fifteen calendar days prior to the applicable payment date. Such election will remain in effect until revoked by written notice to the Trustee received on or prior to the applicable Regular Record Date or at least fifteen calendar days prior to the Stated Maturity, as the case may be. If the Company determines that the Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company's control, then the Holder hereof may not so elect to receive payments in the Specified Currency, and any such outstanding election shall be automatically sus-pended, and payments shall be made in U.S. dollars, until the Company determines that the Specified Currency is again available for making such payments.

            Payments of interest in U.S. dollars (other than interest payable at Maturity) will be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register on the applicable Regular Record Date, provided that, if the Holder hereof is the Holder of U.S. $10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars determined as provided on the reverse hereof) or more in aggregate principal amount of Notes of like tenor and term, such interest payments may be made at the option of the Holder by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee not less than fifteen calendar days prior to the applicable Interest Payment Date. The principal hereof and any premium and interest hereon payable at Maturity will be paid in immediately available funds upon surrender of this Note at the corporate trust office or agency of the Trustee located in the City and State of New York.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

            This Note shall not become valid or obligatory for any purpose unless and until this Note has been authenticated by Bankers Trust Company, or its successor, as Trustee.

            IN WITNESS WHEREOF, the Company has caused this Note to be executed under its corporate seal.

Dated:                        CPC INTERNATIONAL INC.



                              By:
                                   [Chairman of the Board of Directors,]
                                   [President] [Senior Vice President]
                                   [Comptroller] [Treasurer]

[Seal]

                              Attest:
                                       [Secretary] [Assistant Secretary]



                       CERTIFICATE OF AUTHENTICATION


            This is one of the Debt Securities of the series designated herein issued under the within-mentioned Indenture.


Dated:                              BANKERS TRUST COMPANY,
                                      as Trustee



                                    By:
                                         Authorized Signatory

                          CPC INTERNATIONAL INC.
                        MEDIUM-TERM NOTE, SERIES D
                               (FIXED RATE)
                             (Reverse of Note)

            This Note is one of a series of duly authorized debt securities of the Company (the "Debt Securities") issued or to be issued in one or more series under an indenture dated as of April 15, 1988, as amended and supplemented by the First Supplemental Indenture and Amendment dated as of March 2, 1994 (the "Indenture") between the Company and Bankers Trust Com-pany, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof limited to an aggregate initial public offering price or purchase price of up to
$[         ] or the equivalent thereof in one or more foreign or composite currencies, subject to reduction as a result of the sale of other securities and to increase from time to time to such larger amounts as may be authorized by the Company.

            Unless otherwise specified on the face thereof, the authorized denominations of Notes denominated in U.S. dollars will be U.S. $1,000 and any larger amount that is an integral multiple of U.S. $1,000. The authorized denominations of Notes denominated in a Specified Currency other than U.S. dollars will be as set forth on the respective faces thereof.

            Each Note will be issued in fully registered book-entry form (a "Book-Entry Note") or in definitive form (a "Definitive Note").

            If the Specified Currency of this Note is other than U.S. dollars, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Exchange Rate Agent based on the highest bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date, from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer, of the

Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holders of such Foreign Currency Notes by deductions from such payments. If less than three such bid quotations are available, then such payments will be made in the Specified Currency, unless the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described in the next paragraph.

            If any payment in respect hereof is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, then such payment shall be made in U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated on the face hereof. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture. If any payment in respect hereof is required to be made in a composite currency (e.g., ECU), and such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, then the Company shall make any payments in respect of such Note in United States dollars until such composite currency is again available. The amount of each payment in United States dollars shall be computed on the basis of the Market Exchange Rate on the second Business Day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the equivalent of the currency unit in United States dollars, which shall be determined by the Company or its agent on the following basis. The component currencies of the composite currency for this purpose (the "Component Currencies" or, individually, a "Component Currency") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Company or such agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise indicated on the face hereof. If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

            "Market Exchange Rate" means (A) with respect to a Specified Currency that is the currency of a country other than the United States, the noon U.S. dollar buying rate in The City of New York for cable transfers for such Specified Currency on the applicable date as determined by the Federal Reserve Bank of New York, (B) with respect to a Specified Currency that is the ECU, the exchange rate between the ECU and the U.S. dollar reported for the applicable date by the Council of the European Communities (the reports of which currently are based on the rates in effect at 2:30 P.M., Brussels time, on the exchange markets of the component currencies of the ECU) and (C) with respect to a Specified Currency that is a composite currency other than the ECU, the exchange rate specified on the face hereof.

            The interest payable hereon on each Interest Payment Date shall include interest accrued through the day before such Interest Payment Date.

            If so specified on the face hereof, the Company may, at its option, redeem this Note in whole, or from time to time in part, on or after the date designated as the Initial Redemption Date on the face hereof, at prices declining from a specified premium, if any, to par, together with accrued interest to the date of redemption. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the date of redemption. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

            If so specified on the face hereof, this Note will be repayable prior to Maturity at the option of the Holder on the Optional Repayment Dates shown on the face hereof at the Optional Repayment Prices shown on the face hereof, together with accrued interest to the date of repayment. In order for this Note to be repaid, the Trustee must receive at least 30 but not more than 60 days prior to an Optional Repayment Date this Note with the form below entitled "Option to Elect Repayment" duly completed. Any tender of this Note for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note provided that the principal amount of this Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note.

            This Note will not be subject to any sinking fund.

            Notwithstanding anything herein to the contrary, if this Note is a Discount Note, the amount payable in the event of redemption or repayment prior to the Stated Maturity hereof, in lieu of the principal amount due at the Stated Maturity hereof, shall be the Amortized Face Amount of this Note as of the redemption date or the date of repayment, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus
(b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note exceed its principal amount.

            As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Person surrendering the same.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in The Borough of Manhattan, The City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar or any transfer agent duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or of the Trustee may treat the person in whose name this Note is registered as the Holder hereof for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307 of the Indenture) interest, if any, on this Note and for all other purposes whatsoever, whether or not payment on this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            If an Event of Default with respect to the Debt Securities of the series shall have occurred and be continuing, the principal of all the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

            In case this Note shall at any time become mutilated, destroyed, stolen or lost and this Note or evidence of the loss, theft or destruction hereof (together with such indemnity and such other documents or proof as may be required by the Company or the Trustee) shall be delivered to the principal corporate trust office of the Trustee, a new registered Note of like tenor and principal amount will be issued by the Company in exchange for, or in lieu of, this Note. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new registered Note shall be borne by the Holder of this Note.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

            Holders of Debt Securities may not enforce their rights pursuant to the Indenture or the Debt Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

            This Note shall be deemed to be a contract made and to be performed solely in the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of said State without regard to the conflicts of law rules of said State.

            All terms used in this Note and not defined herein shall have the meanings assigned to them in the Indenture.

                               ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                                         UNIF GIFT MIN ACT
TEN COM - as tenants in common            ________ Custodian ________
TEN ENT - as tenants by the                (Cust)               (Minor)
            entireties                    Under Uniform Gifts
JT ENT -    as joint tenants with         to Minors Act
            right of survivorship
            and not as tenants in
            common                                    (State)

                   Additional abbreviations may also be
                     used though not in the above list
                     ________________________________

                         OPTION TO ELECT REPAYMENT

              (Applicable only if this Note contains optional repayment provisions as indicated on the face hereof)

            The undersigned hereby irrevocably requests and instructs the Company to repay $_______ principal amount of the within Note, pursuant to it terms, on the "Optional Repayment Date" first occurring after the date of receipt of the within Note as specified below, together with interest thereon accrued to the date or repayment, to the undersigned at:


        (Please Print or Type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining principal amount of this Note.

            For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Company within the relevant time period set forth above at its office or agency in The Borough of Manhattan, The City and State of New York, located initially at the office of the Trustee at, if delivery is by hand, Four Albany Street, Street Level, New York, New York or, if delivery is by mail, Four Albany Street, Attention: Corporate Trust and Agency Group, New York, New York 10015.

Dated:
                                    Signature



                                    Signature Guaranteed


                                    Notice:  The signature to this Option
                                    to Elect Repayment must correspond with
                                    the name as it appears upon the face of
                                    the within Note in every particular,
                                    without alteration or enlargement or
                                    any change whatsoever.

                                ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
      Identifying Number of Assignee

______________________________________




                  Please Print or Type Name and Address
                     (Including Zip Code) of Assignee



             the within Note and all rights thereunder, hereby
                  irrevocably constituting and appointing


______________________________________________________ attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

Dated: __________________
                                    Signature



                                    Signature Guaranteed


                                    NOTICE:  The signature to this
                                    Assignment must correspond with the
                                    name as it appears upon the face of the
                                    within Note in every particular,
                                    without alteration or enlargement or
                                    any change whatsoever.